Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vestis Corporation (the “registrant”) on Form 10-Q for the quarter ended January 2, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Jim Barber and Adam K. Bowen, Chief Executive Officer and Interim Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

February 10, 2026

/s/ Jim Barber

Jim Barber

President and Chief Executive Officer

/s/ Adam K. Bowen

Adam K. Bowen

Interim Chief Financial Officer